EXHIBIT 5.1

Greenberg Traurig, P.A.

333 Avenue of the Americas

(333 S.E. 2nd Avenue)

Miami, Florida 33131

(305) 579-0642

January 16, 2014

Board of Directors

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

Ladies and Gentlemen:

We are acting as counsel to Vapor Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 to be filed by the Company on or about the date hereof (as it may be amended, the “Registration Statement”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), covering 3,409,141 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which are being registered in connection with the proposed sale of the shares of Common Stock by the selling stockholders identified therein.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, (b) records of corporate proceedings of the Company related to the issuance of the shares of Common Stock covered by the Registration Statement, (c) the Registration Statement and exhibits thereto and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that (i) the 3,216,171 shares of Common Stock outstanding on the date hereof that are being registered for resale are legally issued, fully paid and non-assessable and (ii) the 192,970 shares of Common Stock that are being registered for resale and are issuable upon exercise of the Company’s common stock purchase warrant when paid for in accordance with the terms and conditions of the warrant will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.